Coopers & Lybrand


                                                                  EXHIBIT 24(a)


                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-3, relating to the issuance by Johnson & Johnson of Debt Securities and Warrants to purchase Debt Securities, of our reports dated January 31, 1994, on our audits of the consolidated financial statements and financial statement schedules, which are included or incorporated by reference in the Annual Report of Johnson & Johnson on Form 10-K for the year ended January 2, 1994. We also consent to the reference to our our Firm under the caption "Experts" in the Prospectus which is included in this Registration Statement.

                                                      COOPERS & LYBRAND L.L.P.
New York, New York
October 11, 1994